Exhibit 10.2

CONSULTING AGREEMENT

     Agreement made this 12th day of August, 2004, by and between Merchants & Manufacturers Bancorporation, Inc., a Wisconsin corporation, which maintains its principal office at 19105 West Capitol Drive, Brookfield, Wisconsin, hereafter referred to as “Merchants”; and Harold Mueller, an individual, who maintains his residence at 73 East Shore Drive, Random Lake Wisconsin, hereafter referred to as “Consultant”.

RECITALS

     WHEREAS, Merchants is a multi-bank holding company with several wholly-owned banking subsidiaries, including Wisconsin State Bank, which was acquired by Merchants from Random Lake Bancorp Limited, a Wisconsin bank holding company; and

     WHEREAS, Consultant is experienced in the business of banking and would be of substantial value to Merchants and its subsidiary banks; and

     WHEREAS, Merchants does desire to engage an independent consultant with the experience and expertise of Consultant to assist in various activities as set forth hereunder; and

     WHEREAS, Consultant is willing to assist Merchants on a nonexclusive basis on certain specific terms and conditions,

     NOW THEREFORE, as an inducement to Consultant to consult with and advise Merchants in those matters which are within the area of his expertise; and for good and other valuable consideration; and on the terms, provisions, and conditions hereof, the parties agree as follows:

SECTION ONE
INCORPORATION BY REFERENCE

     The foregoing recitals are incorporated herein by this reference; and this agreement shall be construed by reference thereto.

SECTION TWO
NATURE AND TERM OF SERVICE

     Merchants agrees to engage the services of Consultant and Consultant agrees to perform services as Consultant for a term which shall continue from the date hereof for a period of sixty (60) months unless terminated by either party for any reason upon written notice, of not less than sixty (60) days.

     Consultant shall make reasonable efforts to be available to work at reasonable periods of time, upon reasonable notice, for the purposes of performing the services required by Merchants,

the nature of which are described more fully in this agreement; upon the specific condition however, that such services shall be within the expertise of consultant as known to Merchants, and as reasonably agreed upon by Merchants and Consultant.

SECTION THREE
DUTIES AND RESPONSIBILITIES

     During the term of this agreement the Consultant shall devote his nonexclusive services to the discharge of any duties and responsibilities delegated to him by the Chairman of Merchants, for the purposes contemplated by this agreement and specifically within the expertise of Consultant. Consultant’s duties shall encompass areas including commercial lending, business development and bank acquisitions.

     Consultant will work closely with the Chairman of Merchants and with other Officers delegated by him in an effort to efficiently and expertly accomplish any task that is delegated to him, but that Consultant will use his own knowledge and skills in the discharge of the duties that are delegated to him, all within reasonable commercial standards and in compliance with all pertinent federal and state banking laws and regulations.

SECTION FOUR
COMPENSATION

     In consideration of all services rendered during the term of this agreement, including any necessary travel time, Consultant shall be compensated at a rate of $50,000.00 per year, which compensation shall be due and payable at the end of each month. In the event of the death of Consultant, the consideration payable for the term of the contract shall be payable to Mueller. Upon the death of Mueller, should that event occur prior to the end of the term of this Agreement, Merchants shall make payment of the consideration payable under this Agreement to a trust, the primary beneficiary of which is Joyce Mueller. Merchants’ responsibility to make payments under this Agreement shall terminate upon the death of Joyce Mueller, should that event occur prior to the end of the original term of this Agreement.

     Merchants will not deduct federal, state, and social security taxes, or workman’s compensation, or unemployment insurance premiums, from such compensation, the payment of which shall be the sole and exclusive responsibility of Consultant as an independent contractor. Consultant shall also be responsible for any and all pertinent benefit items including, but not limited to retirement plan contributions, and medical and dental insurance premiums.

SECTION FIVE
RELATIONSHIP OF PARTIES

     The parties to this agreement stipulate that Consultant is an individual, and that the relationship created by this agreement is that of a principal-independent contractor; and that Consultant is not an employee of Merchants or any of its subsidiaries; and that Consultant is not entitled to benefits normally provided by Merchants to an employee. It is further agreed and understood that by reason of the independent contractor status of consultant, Merchants will not withhold from compensation paid to Consultant any sums for federal and state withholding taxes and/or FICA taxes, and/or unemployment or workmen’s compensation insurance.

     Consultant may operate his business for the benefit of others during those periods when consultant is not performing work under this contract for Merchants.

     Consultant will be responsible for, and shall hold Merchants harmless by reason of any negligence, or intentional acts or omissions that may cause damage to any person or party as a result of his performance of this agreement.

SECTION SIX
TERMINATION

     Either party may terminate this agreement upon sixty (60) days written notice to the other.

SECTION SEVEN
CONFIDENTIALITY

     Consultant acknowledges that any information Consultant has obtained or will obtain in the future regarding the operation of Merchants or its affiliates, its products, services, policies or any other aspect of its business is confidential; and shall not be reveled or disclosed to any person, company, or other entity without the express written permission of Merchants. Consultant acknowledges that he is aware of, and will adhere to, the restrictions of the privacy provisions of the Gramm-Leach-Bliley Act, and as amended from time-to-time. This provision shall be in full force and effect from the effective date of this agreement, and shall survive the termination of this agreement unless extended due to the provisions of any pertinent law or statute.

SECTION EIGHT
CHANGES AND ALTERATIONS

     No change, alteration, modification, or addition to this agreement shall be effective unless in writing and properly executed by the parties hereto.

SECTION NINE
ASSIGNMENT

     This agreement may not be assigned or otherwise transferred by either party hereto.

SECTION TEN
OTHER AGREEMENTS

     This agreement supersedes all previous agreements and understandings with respect to the matters covered hereby. Agreements dated prior to the execution of this agreement between Consultant and Merchants are hereby amended to conform to this agreement.

SECTION ELEVEN
APPLICABLE LAW

     This agreement and any disputes relating thereto shall be construed under and pursuant to the laws of the State of Wisconsin.

SECTION TWELVE
CONTRACT TERMS EXCLUSIVE

     This agreement constitutes the entire agreement between the parties hereto and the parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this agreement, or any representations inducing the execution and delivery hereof; except as specifically set forth herein; and each of the parties hereto acknowledge that he or it has relied on its own judgment in entering the same. Further, the parties acknowledge that this Agreement shall not supercede or diminish in any way benefits that are to be provided to the Consultant under other agreements between the parties, including, but not limited to, the Salary Continuation Agreement entered into between Wisconsin State Bank and the Consultant on August 6, 1997, the Deferred Compensation Agreement entered into between Wisconsin State Bank, the Consultant and Joyce Mueller on October 14, 1987, as amended, and the Severance Agreement and Release entered into between Wisconsin State Bank and the Consultant on January 6, 1998.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date first written above.

/s/	Harold Mueller

Harold Mueller, Consultant

Merchants & Manufacturers Bancorporation, Inc.

By:	/s/ Michael Murry

Michael Murry, Chairman of the Board